Mitek Reports Record Revenue and Earnings for Fiscal 2023

Total Revenue for Fiscal 2023 Increased 19% Year Over Year;
Company Reiterates Guidance for Fiscal 2024

SAN DIEGO, CA, March 19, 2024 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and fraud prevention, today reported financial results for its fourth quarter and full fiscal year ended September 30, 2023, and reiterated its previously provided guidance for its 2024 fiscal year ending September 30, 2024.

Fiscal 2023 Full Year Financial Highlights

•Total revenue increased 19% to a record $172.6 million.
•GAAP operating income increased 28% to $15.6 million, an operating margin of 9%.
•GAAP net income increased 117% to $8.0 million, or $0.17 per diluted share.
•Non-GAAP operating income increased 20% to $53.2 million, a Non-GAAP operating margin of 31%.
•Non-GAAP net income increased 10% to a record $44.4 million, or $0.95 per diluted share.
•Cash flow from operations increased 50% to $31.6 million.
•Total cash and investments increased 34% to $134.9 million at September 30, 2023.

Fiscal Fourth Quarter 2023 Financial Highlights

•Total revenue decreased 5% year over year to $37.7 million.
•GAAP operating loss was $3.3 million, an operating margin of negative 9%, compared to operating income of $3.8 million, or an operating margin of 10%, for fiscal fourth quarter 2022.
•GAAP net loss was $1.4 million, or $0.03 per diluted share compared to a net income of $0.4 million, or $0.01 per diluted share for fiscal fourth quarter 2022.
•Non-GAAP operating income was $5.3 million, an operating margin of 14%, compared to Non-GAAP operating income of $11.8 million, or a Non-GAAP operating margin of 30% a year ago.
•Non-GAAP net income decreased 30% year over year to $6.9 million, or $0.15 per diluted share.
•Cash flow from operations decreased 32% year over year to $3.5 million.

Mitek CEO Max Carnecchia’s Comments

"In fiscal 2023, we delivered record revenue and profitability, driven by our commitment to innovation. With Deposit revenue up 20% and Identity revenue up 17% year over year, we've achieved remarkable growth. Our strong cash flow has further bolstered our balance sheet, while our net revenue retention rate was approximately 117% for the fiscal year, showcasing the value of our solutions and dedication to customer success. Having achieved product market fit, with established proof points for growth in our new products, including Check Fraud Defender, MiVIP, MiPass and ID R&D products, we have several growth drivers in place leveraging advanced AI and machine learning to meet evolving customer needs, while enhancing trust and convenience in digital interactions."

Fiscal 2024 Full Year Guidance

Mitek is reiterating its previously provided guidance for its fiscal year ending September 30, 2024, as follows:

•Mitek expects full-year revenue to be in the range of $180.0 million to $185.0 million, a 6% growth rate at the midpoint of the range. In fiscal 2023, Mitek signed a large multi-year mobile deposit reorder with one customer that locked in favorable pricing over a four-year period. Due to the unique terms of this contract, Mitek recognized additional license revenue relating to future years of approximately $7.0 million in fiscal 2023. If the Company backs out the future year revenue from our fiscal 2023 revenue and attributes the portion of the $7.0 million that would have been recognized in fiscal 2024 to the midpoint of its fiscal 2024 revenue guidance, the fiscal 2024 revenue guidance would represent growth of approximately 12.0% at the midpoint.
•Mitek expects its non-GAAP operating margin for fiscal 2024 to be between 30.0% and 31.0%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results for the fourth quarter and fiscal year ending September 30, 2023. To access the live call, dial 877-270-2148 (US and Canada) or +1 412-902-6510 (International) and ask to join the Mitek call. A live and archived webcast of the conference call will also be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. A phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. The phone call replay can be accessed by dialing 877-344-7529 (US or Canada) or 1-412-317-0088 (International) and entering the passcode: 8245693.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and
7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2024 guidance, its intent to use its growth drivers in place that leverage advanced AI and machine learning to meet evolving customer needs and its intent to enhance trust and convenience in digital interactions, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude amortization and acquisition-related costs, intellectual property litigation costs, executive transition costs, stock compensation expense, non-recurring audit fees, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts.

Key Business Metrics

We monitor net revenue retention to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

To calculate net revenue retention, the Company first calculates total revenue (including expansion revenue) and reduce that amount by revenue churn (e.g. contract expirations, cancellations, downgrades, or other reductions). To calculate net revenue retention rate, the Company specifies a measurement period consisting of the trailing 12 months from its current period end. The Company then calculates its net revenue retention rate as the quotient obtained by dividing its total revenue in the second year of the measurement period by its revenue in the first year of the measurement period (i.e. the numerator excludes revenue generated by customers newly acquired in the second year of measurement). The net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and the Company presents its net revenue retention rate for historical periods reflecting these adjustments.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	September 30, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$58,913	$32,059
Short-term investments	74,700	58,268
Accounts receivable, net	32,132	35,922
Contract assets, current portion	18,355	7,037
Prepaid expenses	3,513	1,946
Other current assets	2,396	2,622
Total current assets	190,009	137,854
Long-term investments	1,304	10,633
Property and equipment, net	2,829	3,493
Right-of-use assets	4,140	5,155
Goodwill and intangible assets	188,222	191,388
Deferred income tax assets	11,645	10,110
Contract assets, non-current portion	5,579	4,218
Other non-current assets	1,647	1,628
Total assets	405,375	364,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,589	$4,974
Accrued payroll and related taxes	10,554	10,393
Accrued interest payable	305	202
Income tax payables	4,329	206
Deferred revenue, current portion	17,360	21,350
Lease liabilities, current portion	1,902	2,110
Acquisition-related contingent consideration	7,976	5,920
Restructuring accrual	—	901
Other current liabilities	1,482	2,402
Total current liabilities	51,497	48,458
Convertible senior notes	135,516	127,970
Deferred revenue, non-current portion	957	1,775
Lease liabilities, non-current portion	2,867	4,106
Deferred income tax liabilities, non-current portion	6,476	9,578
Other non-current liabilities	2,874	1,613
Total liabilities	200,187	193,500
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,591,199 and 44,680,429 issued and outstanding, as of September 30, 2023 and September 30, 2022, respectively	46	44
Additional paid-in capital	228,691	216,493
Accumulated other comprehensive loss	(14,237)	(28,219)
Accumulated deficit	(9,312)	(17,339)
Total stockholders’ equity	205,188	170,979
Total liabilities and stockholders’ equity	$405,375	$364,479

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Revenue
Software and hardware	$15,291	$19,818	$88,374	$72,928
Services and other	22,365	19,808	84,178	71,876
Total revenue	37,656	39,626	172,552	144,804
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	597	380	1,413	1,576
Cost of revenue—services and other (exclusive of depreciation & amortization)	5,675	4,837	21,538	18,432
Selling and marketing	11,117	9,951	40,551	38,841
Research and development	6,484	8,278	28,988	30,192
General and administrative	13,212	7,993	43,338	26,591
Amortization and acquisition-related costs	3,744	4,395	19,046	15,172
Restructuring costs	114	(7)	2,114	1,800
Total operating costs and expenses	40,943	35,827	156,988	132,604
Operating income (loss)	(3,287)	3,799	15,564	12,200
Interest expense	2,401	2,107	9,063	8,232
Other income (expense), net	2,121	(365)	3,840	(366)
Income (loss) before income taxes	(3,567)	1,327	10,341	3,602
Income tax benefit (provision)	2,123	(976)	(2,314)	92
Net income (loss)	$(1,444)	$351	$8,027	$3,694
Net income (loss) per share—basic	$(0.03)	$0.01	$0.18	$0.08
Net income (loss) per share—diluted	$(0.03)	$0.01	$0.17	$0.08
Shares used in calculating net income (loss) per share—basic	45,997	44,693	45,533	44,595
Shares used in calculating net income (loss) per share—diluted	47,050	45,311	46,461	45,780

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	For the twelve months ended September 30,
	2023	2022
Operating activities:
Net income	$8,027	$3,694
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	10,463	13,346
Amortization of intangible assets	16,992	13,547
Depreciation and amortization	1,727	1,401
Amortization of investment premiums & other	(722)	1,684
Accretion and amortization on debt securities	7,546	7,053
Net changes in estimated fair value of acquisition-related contingent consideration	2,056	(1,358)
Deferred taxes	(5,496)	(8,988)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	4,316	(19,004)
Contract assets	(12,471)	(3,095)
Other assets	(1,124)	417
Accounts payable	2,535	2,183
Accrued payroll and related taxes	18	(2,195)
Income taxes payable	5,577	422
Deferred revenue	(5,217)	9,950
Restructuring accrual	(977)	991
Other liabilities	(1,664)	1,071
Net cash provided by operating activities	31,586	21,119
Investing activities:
Purchases of investments	(71,733)	(47,818)
Sales and maturities of investments	66,250	173,316
Acquisitions, net of cash acquired	(267)	(122,672)
Purchases of property and equipment, net	(1,034)	(1,126)
Net cash provided by (used in) investing activities	(6,784)	1,700
Financing activities:
Proceeds from the issuance of equity plan common stock	1,737	1,725
Repurchases and retirements of common stock	—	(15,176)
Payment of acquisition-related contingent consideration	—	(7,656)
Principal payments on other borrowings	(36)	(36)
Net cash provided by (used in) financing activities	1,701	(21,143)
Foreign currency effect on cash and cash equivalents	351	71
Net increase in cash and cash equivalents	26,854	1,747
Cash and cash equivalents at beginning of period	32,059	30,312
Cash and cash equivalents at end of period	$58,913	$32,059

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE
(Unaudited)
(amounts in thousands)

	Twelve Months Ended September 30,
	2023	2022
Major product category
Deposits software and hardware	$78,212	$64,548
Deposits services and other	25,922	22,013
Deposits revenue	104,134	86,561
Identity verification software and hardware	10,162	8,380
Identity verification services and other	58,256	49,863
Identity verification revenue	68,418	58,243
Total revenue	$172,552	$144,804

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$(1,444)	$351	$8,027	$3,694
Non-GAAP adjustments:
Acquisition-related costs and expenses(2)	3,744	4,395	19,046	15,533
Intellectual property litigation costs	250	348	1,369	1,446
Executive transition costs	7	—	679	—
Stock compensation expense	2,673	3,278	10,463	13,346
Non-recurring audit fees	1,815	—	4,001	—
Restructuring costs	114	(7)	2,114	1,800
Amortization of debt discount and issuance costs	1,937	1,813	7,546	7,053
Income tax effect of pre-tax adjustments	(1,002)	(2,457)	(10,115)	(9,799)
Cash tax difference(1)	(1,175)	2,165	1,235	7,440
Non-GAAP net income	$6,919	$9,886	$44,365	$40,513
Non-GAAP income per share—basic	$0.15	$0.22	$0.97	$0.91
Non-GAAP income per share—diluted	$0.15	$0.22	$0.95	$0.88
Shares used in calculating non-GAAP net income per share—basic	45,997	44,693	45,533	44,595
Shares used in calculating non-GAAP net income per share—diluted	47,050	45,311	46,461	45,780

(1)The Company’s non-GAAP net income is calculated using a cash tax rate of 20% in fiscal 2023 and 5% in fiscal 2022. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances. The fiscal 2022 cash tax rate includes a beneficial impact of reduced taxes payable due to the utilization of research and development tax credits and the utilization of loss carryforward. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for fiscal 2023 and 2022 was 22% and negative 3%, respectively.
(2)Included in acquisition-related costs and expenses in fiscal 2022 is $0.3 million of foreign exchange and investment losses incurred in connection with the acquisition of HooYu Ltd. which is included in other income (expense), net in the consolidated statements of operations.

MITEK SYSTEMS, INC.
NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
GAAP operating income	$(3,287)	$3,799	$15,564	$12,200
Non-GAAP adjustments:
Acquisition-related costs and expenses	3,744	4,395	19,046	15,533
Intellectual property litigation costs	250	348	1,369	1,446
Executive transition costs	7	—	679	—
Stock compensation expense	2,673	3,278	10,463	13,346
Non-recurring audit fees	1,815	—	4,001	—
Restructuring costs	114	(7)	2,114	1,800
Non-GAAP operating income	$5,316	$11,813	$53,236	$44,325

Total Revenue	$37,656	$39,626	$172,552	$144,804
Non-GAAP operating margin	14%	30%	31%	31%